UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) February 8, 2010

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in Charter)

Florida	000-20997	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 8, 2010, SRI/Surgical Express, Inc. (“SRI Surgical”) entered into a National Brand Distribution Agreement (the “Distribution Agreement”) with the medical and surgical supply chain business of Cardinal Health 200, Inc. (“Cardinal Health”), an affiliate of Cardinal Health, Inc. The Distribution Agreement provides that it is effective as of June 15, 2009. The Distribution Agreement appoints Cardinal Health as a non-exclusive distributor of SRI Surgical’s reusable surgical products. Cardinal Health will include SRI Surgical’s products on its master merchandise file, and the products will be categorized as national brand. Cardinal Health is under no obligation to engage in any marketing or promotional activities with regard to the SRI Surgical products, nor is it prohibited from selling products that compete with SRI Surgical’s products. The agreement runs through November 26, 2013, and is terminable by either party upon 90 days’ notice.

As previously disclosed, SRI Surgical entered into a Supply and Co-Marketing Agreement (as amended and restated, the “Supply Agreement”) with Cardinal Health, which established a supply and co-marketing relationship between SRI Surgical and Cardinal Health. Principally, the Supply Agreement provides for a new product offering, the Hybrid Preference Pack™, in which SRI will combine its reusable surgical products with Cardinal Health’s disposable health care products.

The Distribution Agreement expands SRI Surgical’s existing relationship with Cardinal Health. Cardinal Health will now be a distributor of SRI Surgical’s product line.

On February 12, 2010, SRI Surgical issued a press release announcing the Distribution Agreement. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated February 12, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: February 12, 2010	By:	/s/ Mark R. Faris
Mark R. Faris
Chief Financial Officer